Exhibit 99.4

Evidence for Brain Energy Metabolic Support with CNM-Au8 Treatment: Results from the REPAIR Phase 2 Clinical Trials

RepairPD
RepairMS

Robert Glanzman[1], MD FAAN, Chief Medical Officer, Jimin Ren[2], PhD, Richard B. Dewey, III MD[2], Austin Rynders[1], RN, Senior Director, Clinical Operations, Karen S. Ho[1] PhD MSc, Head, Translational Medicine Michael T. Hotchkin[1], Chief Development Officer, Richard B. Dewey, Jr.[2] MD, Benjamin Greenberg[2] MD
[1]Clene Nanomedicine, Inc., [2]University of Texas, Southwestern

CONCLUSION: The REPAIR clinical trials demonstrate brain target engagement with CNM-Au8 treatment impacting brain energy metabolic support

Design Scheme


Screening
D0
Week 4
Week 8
Week 12
EOS
4-6 weeks
Day -42 to -1
Baseline Visit
^{31}P-MRS Scan
Clinic Visit
Safety
Clinic Visit
Safety
Clinic Visit
Primary Endpoint
^{31}P-MRS Scan
Clinic Visit
Follow-up
^{31}P-MRS Scan

1° Endpoint | NAD$^+$/NADH Change at Week 12[1]

REPAIR Integrated Analysis

^{31}P-MRS Change in Brain NAD$^+$/NADH Ratio at End of Treatment

Partial Volume Coil; Ratio of NAD$^+$/NADH (% Fraction of NAD$^+$, NADH Couple)

Primary Endpoint, (Paired t-test), Mean ± SEM


Mean change = 0.589 (+10.4%)
p = 0.037
NAD$^+$/NADH Ratio
8
6
4
2
Baseline NAD+/NADH Ratio
n = 24
Wk 12+ NAD+/NADH Ratio
n = 24

2° Endpoint | NAD$^+$ & NADH Fraction

REPAIR Integrated Analysis

^{31}P-MRS Average Change in Brain NAD & NADH (% Fraction)

Partial Volume Coil; % Fraction of NAD$^+$ and NADH

Secondary Endpoint, Mean ± SEM (Paired t-test)


0.0093 (+1.1%)
p = 0.0264
-0.0093 (-6.1%)
Absolute Change from Baseline to Week 12
(% Fraction)
0.02
0.01
0.00
-0.01
-0.02
Change of NAD+ % Fraction
n = 24
Change of NADH % Fraction
n = 24

[1] NAD+/NADH ratio declines approximately 0.5% per decade in cross-sectional observational studies

Objective

Demonstration of CNS target engagement with ^{31}P-magnetic resonance spectroscopy (^{31}P-MRS)

Design

Open-label, dose blinded 12-week treatment (Enrolled: REPAIR-PD n=13, REPAIR-MS, n=13)

Endpoints

- Primary: change of NAD$^+$/NADH ratio based on pre-specified integrated analyses of PD & MS cohorts
- Secondary: change of NAD$^+$ and NADH fractions of NAD pool

Safety

- Well tolerated; 97% treatment compliance
- TEAEs were all mild-to-moderate severity and transient
- No SAEs

Exploratory | Equilibration of Energetic Metabolites

REPAIR Integrated

^{31}P-MRS Change In β-ATP at End of Treatment

Full Volume Coil ^{31}P Signal Area (Integral)

Percent (%) Change vs. Baseline Value


Regression (All)
REPAIR-PD, n=13
REPAIR-MS, n=11
Wk12+ (End of Treatment)
% Change from Baseline
50
25
0
-25
-50
0.5
0.7
1.1
r^2 = 0.686
p = <0.0001
Baseline Peak Area
(Concentration)

REPAIR Integrated

^{31}P-MRS Change in Phosphorylation Potential at End of Treatment

Full Volume Coil ^{31}P Signal Area (β-ATP, Pi$^{(in)}$)

β-ATP/ADP * Intracellular Phosphate (Pi$^{(in)}$)

Percent (%) Change from Baseline to End of Study


Regression (All)
REPAIR-PD, n=13
REPAIR-MS, n=13
Wk12+ (End of Treatment)
% Change from BL
75
50
25
0
-25
-50
-75
0.05
0.15
0.20
r^2 = 0.591
p = <0.0001
Baseline Value
(Calculated)

REPAIR Integrated

^{31}P-MRS Change in Phosphocholine (PC) at End of Study

Full Volume Coil ^{31}P Signal Area (Integral)

Percent % change vs. BL value


Regression (All)
rPD
rMS
Wk12+ (End of Treatment)
% Change from BL
100
50
0
-50
0.15
0.25
r^2 = 0.6176
p = <0.0001
Baseline Peak Area
(Concentration)

Acknowledgements: We are honored by the PD and MS study patients and their families for their support and willingness to engage in clinical research. We thank the site investigators for their research excellence and dedication to patients. We thank Jimin Ren, PhD and colleagues at the UTSW Advanced Imaging Research Center for development of the ^{31}P-MRS imaging methodology.

CLENE NANOMEDICINE